                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION



                                    ARTICLE 1

                          Boston Playhouse Realty, Inc.


                                   ARTICLE II

To acquire and own real estate and to own and operate a theatre for public and private performances.

To carry on any other business, transaction or activity which may be lawfully carried on by a corporation organized under Massachusetts General Laws, Ch. 156B, as amended.

                                   ARTICLE III


---------------------------------------------------------------------------------------------
          WITHOUT PAR VALUE                                     WITH PAR VALUE
---------------------------------------------------------------------------------------------
   TYPE            NUMBER OF SHARES          TYPE          NUMBER OF SHARES         PAR VALUE
---------------------------------------------------------------------------------------------
Common:                200,000            Common:                -0-                   -0-
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Preferred:               -0-              Preferred:             -0-                   -0-
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------



                                   ARTICLE IV


None


                                    ARTICLE V



None



                                   ARTICLE VI


See Continuation Sheet 2B.

                              CONTINUATION SHEET 2B

                             Article VI Continuation

         The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders, are set forth in this Article VI.

         a. By-laws. The By-laws may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the Bylaws requires action by the stockholders.

         b. Meetings. meetings of the stockholders of the corporation may be held anywhere in the United States.

         c. Acting as Partner. The corporation may be a general or limited partner in any business enterprise it would have power to conduct by itself.

         d. Indemnification. The corporation may provide, either in the corporation's By-laws or by contract, for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent presently permitted by law; provided, however, that if applicable law is hereafter modified to permit indemnification in situations where it was not theretofore permitted, then such indemnification may be permitted to the full extent permitted by such law as amended.

         e. Transactions with Interested Persons. The By-laws may contain provisions providing that no contract or transaction of the corporation shall be void or voidable by reason of the fact that any officer, director or stockholder of the corporation may have held an interest therein.

         f. Vote Required for Certain Transactions. The vote of a majority of the outstanding shares of each class of stock outstanding and entitled to vote thereon shall be sufficient to approve any agreement of merger or consolidation of the corporation with or into another Corporation or of another corporation into the corporation, or to approve any sale, lease or exchange of substantially all of the assets of the corporation, notwithstanding any provision of law that would otherwise require a greater vote in the absence of this provision of
Article VI.

         g. Elimination of Directors' Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

                                  ARTICLE VIII

Address of principal office

120 Boylston Street, Suite 502
Boston, MA 02116


--------------------------------------------------------------------------------------------------
                            NAME                       ADDRESS                 POST OFFICE ADDRESS
--------------------------------------------------------------------------------------------------
President:              Jon B. Platt           220 Boylston Street                    Same
                                               Boston, MA 02116
--------------------------------------------------------------------------------------------------
Treasurer:              Jon B. Platt           220 Boylston Street                    Same
                                               Boston, MA 02116
--------------------------------------------------------------------------------------------------
Clerk:                  Jon B. Platt           220 Boylston Street                    Same
                                               Boston, MA 02116
--------------------------------------------------------------------------------------------------
Director:               Jon B. Platt           220 Boylston Street                    Same
                                               Boston, MA 02116
--------------------------------------------------------------------------------------------------

Fiscal Year shall end last day of month of December

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY ON 10TH OF JULY, 1995.

/s/ Carl R. Newman
------------------
Carol R. Newman